Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-73376, 333-04295, 333-41768, and 333-88914 on Form S-8 and Registration Statement Nos. 33-92218, 333-47041, 333-90395, 333-62830, 333-97831, 333-104882, 333-108947, and 333-131092 on Form S-3 of our report dated February 28, 2008, except for the effect of Note 20 as to which the date is December 12, 2008, relating to the consolidated financial statements and financial statement schedules of CBL & Associates Properties, Inc. (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the Company’s adoption of Statement of Financial Accounting Standards No. 123(R), Share Based Payment and the adoption of SEC Staff Accounting Bulletin No. 108, Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in the Current Year Financial Statements), and our report dated February 28, 2008 on the effectiveness of CBL & Associates Properties, Inc.’s internal control over financial reporting, appearing in this Current Report on Form 8-K of CBL & Associates Properties, Inc.

/s/ DELOITTE & TOUCHE LLP

Atlanta, Georgia

December 12, 2008